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                                                                REDACTED VERSION

                                  EXHIBIT 10.12

                                       TO

                         LIGHT SCIENCES ONCOLOGY, INC.'S

                       REGISTRATION STATEMENT ON FORM S-1

                                 INITIALLY FILED

                                 APRIL 21, 2006

                           REGISTRATION NO. 333-133474

     "[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SUBLICENSE AGREEMENT

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                              SUBLICENSE AGREEMENT

                           DATED AS OF OCTOBER 5, 2005

                                     BETWEEN

                           LIGHT SCIENCES CORPORATION

                                       AND

                          LIGHT SCIENCES ONCOLOGY, INC.

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                              SUBLICENSE AGREEMENT

     THIS SUBLICENSE AGREEMENT (this "Agreement") is effective as of October 5, 2005 (the "Effective Date") by and between Light Sciences Corporation, a Washington corporation ("LSC"), and Light Sciences Oncology, Inc., a Washington corporation ("LSO").

     WHEREAS, LSC has exclusively licensed certain technology and intellectual property rights relating to a photosensitizing agent known as NPe6 or ME2906 under a License and Supply Agreement dated as of April 28, 2000 by and among Nippon Petrochemicals Co., Ltd., Meiji Seika Kaisha, Ltd, and LSC (formerly Light Sciences Limited Partnership), as amended by Amendment No. 1 dated __________, 2005 and as hereafter amended from time to time (the "Meiji License Agreement");

     WHEREAS, LSO desires to enter an exclusive sublicense with LSC to commercialize such technology and intellectual property in the Field of Use (as defined below);

     WHEREAS, concurrent with the execution of this Agreement, LSC and LSO are entering into a separate Exclusive License Agreement under which LSO is exclusively licensing from LSC for the Field of Use other technology and intellectual property rights owned or controlled by LSC (the "Lessee/LSO License Agreement");

     WHEREAS, LSC has created certain subsidiaries and may create additional subsidiaries, in its sole and complete discretion, which have sublicensed or will sublicense from LSC rights under the Meiji License Agreement in order to pursue research and development efforts in separate fields of use other than the Field of Use (such subsidiaries being referred to as the "Additional LSC Subs"); and

     WHEREAS, LSO and the Additional LSC Subs desire to provide for the control and sharing of costs related to the prosecution of any infringement actions related thereto;

     NOW, THEREFORE, in consideration of the covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.   Definitions.

     Capitalized terms in this Agreement shall have the same meaning as those terms are defined in the Meiji License Agreement unless specifically defined otherwise in this Agreement. As used herein, the following terms shall have the following meaning:

     1.1 "Additional Licensees" shall mean each Additional LSC Sub and any other Person who has obtained a sublicense to the Meiji Licensed Technology directly from LSC for use outside the Field of Use and who has a right similar to that of LSO to participate in the enforcement of the Meiji Patents. A Person shall not be deemed to be an Additional Licensee with respect to a particular Meiji Patent if the Person (including an Additional LSC Sub) does not have an exclusive sublicense to the particular Meiji Patent or rights with respect to the enforcement of the particular Meiji Patent that are similar to LSO's rights set forth in Section 5.

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For example, a Person who did not sublicense a particular patent (or subsequently had the patent removed from the definition of "Meiji Patents" that it was sublicensing) would not be an "Additional Licensee" for purposes of the notices and other rights and activities described in Section 5 for "Additional Licensees" with respect to the patent.

     1.2 "Additional LSC Subs" shall have the meaning set forth in the Recitals.

     1.3 "Additional LSC Sub License Agreement" shall have the meaning set forth in Section 7.7.

     1.4 "Affiliate" shall have the meaning set forth in the Meiji License Agreement; provided, however, that the Additional LSC Subs, LSC and LSO shall not be deemed to be Affiliates of each other or be deemed to be controlled by, controlling or under common control with each other, for purposes of this definition in this Agreement.

     1.5 "Bankruptcy Code" shall have the meaning set forth in Section 8.2.

     1.6 "Confidential Information" shall have the meaning set forth in Section 6.1.

     1.7 "Damages" shall mean any and all claims, suits, losses, damages, costs, fees, and expenses, including reasonable attorney fees and litigation costs.

     1.8 "Dispute" shall have the meaning set forth in Section 11.3.

     1.9 "Effective Date" shall have the meaning set forth in the first paragraph of this Agreement.

     1.10 "Field of Use" shall mean the diagnosis, prophylaxis, treatment and monitoring in humans or animals of tumors, malignant disease, cancers, neoplasias, metaplasias, hyperplasias and dysplasias, including, but is not limited to, tumors located anywhere in the body (e.g., brain, eye, ear, head & neck, intra-oral, esophageal, intra-thoracic, lung, intra-abdominal, stomach, ileum, pancreas, spleen, colon, kidney, gonads, uterus, rectum, extremities and skin), carcinomas in situ, dysplastic tissue changes in organs and surfaces, hyperplastic tissues in organs and surfaces and sarcomas. The Field of Use does not include [ * ].

     1.11 "Governmental Authority" means any U.S. Federal, state, foreign or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority, body or agency, including any self-regulatory organization.

     1.12 "Infringement Parties in Interest" shall have the meaning set forth in
Section 5.3(a).

     1.13 "Licensed Products" shall mean Bulk, Compound, Product and Kit.

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     1.14 "Liens" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal or first offer, transfer restriction, voting requirement or any other encumbrance, restriction or limitation, other than any the rights granted contemporaneously or subsequently to the Additional LSC Subs or other Additional Licensees.

     1.15 "LSC Event of Default" shall have the meaning set forth in Section 8.3(a).

     1.16 "LSC/LSO License Agreement" shall have the meaning set forth in the Recitals.

     1.17 "Meiji Know-How" shall mean the Licensed Know-How as defined in the Meiji License Agreement.

     1.18 "Meiji Licensed Technology" shall mean the Licensed Technology as defined in the Meiji License Agreement.

     1.19 "Meiji Patents" shall mean the Licensed Patents as defined in the Meiji License Agreement.

     1.20 "Meiji License Agreement" shall have the meaning set forth in the Recitals.

     1.21 "Person" shall mean a natural person, partnership (general or limited), corporation, joint venture, business trust, limited liability company, cooperative, association or other form of business organization, trust, estate or any other entity, other than a Governmental Authority.

     1.22 "Right of First Refusal and Co-Sale Agreement" shall mean the Right of First Refusal and Co-Sale Agreement dated October 6, 2005, by and among LSO, LSC and each of the persons and entities identified as parties therein.

     1.23 "Sublicense" shall have the meaning sent forth in Section 2.

     1.24 "Term" shall have the meaning set forth in Section 8.1.

2.   Sublicense of Rights Under the Meiji License Agreement.

     2.1 Sublicense. Subject to the terms of the Meiji License Agreement, LSC hereby grants to LSO an exclusive (even as to LSC), perpetual sublicense in the Territory, with right to assign or sublicense, to: (a) use the Meiji Licensed Technology and all other rights of LSC under the Meiji License Agreement in the Field of Use; (b) make and have made Licensed Products within the Field of Use; and (c) sell, have sold, offer to sell, import, export or otherwise distribute Licensed Products for use within the Field of Use (the "Sublicense"); provided, however, the duration of the Sublicense may only be terminated if a condition in
Section 8 occurs.

     2.2 Reservation of Rights. LSC reserves for itself a nonexclusive, nontransferable right to use the Meiji Licensed Technology in the Field of Use solely for noncommercial research and development purposes.

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     2.3 Meiji License Agreement. Except for the payments to be made to Licensor by LSC pursuant to Article 5 of the Meiji License Agreement, LSO shall comply with and perform in accordance with the terms of the Meiji License Agreement and be entitled to LSC's benefits under the Meiji License Agreement in the Field of Use. Without the consent of LSO, LSC shall not terminate, breach or otherwise allow the termination of the Meiji License Agreement and shall not modify, amend or waive any provision of the Meiji License Agreement. LSC shall use its best efforts to provide LSO the benefits under the Meiji License Agreement in the Field of Use as if LSO were a party to the Meiji License Agreement, including enforcing its rights thereunder as directed by LSO.

     2.4 LSO's Device. Subject to and pursuant to the terms of Article 11 of the Meiji License Agreement, if LSO develops or acquires rights to the Device for the Oncology Field, LSO shall be responsible for notifying and discussing with Meiji a possible mutual agreement with respect to LSO's rights to the Device for use with the Product in Japan.

3.   Consideration.

     3.1 Cash Payments. As consideration for the Sublicense granted by LSC to LSO under Section 2, LSO shall pay (a) any milestone payments due Licensor pursuant to Section 5.2(a) of the Meiji License Agreement as a result of achieving a milestone event with any Product or Kit for an Oncology Indication in the Territory that is developed by LSO or its Affiliates or sublicensees and
(b) the royalties due Licensor pursuant to Sections 5.3 and 5.6 (as reduced or adjusted pursuant to [ * ] of the Meiji License Agreement with respect to Net Sales of Products and Kits by LSO or its Affiliates or sublicensees in the Territory for the Field of Use. [ * ] in accordance with the terms of Section 5.

     3.2 Provisions Related to Royalties. [ * ] to the payment obligations of LSO with respect to the Net Sales of Products and Kits by LSO or its Affiliates or sublicensees in the Territory for the Field of Use.

4.   Ownership of Intellectual Property; Use of Names.

     4.1 LSO Technology. Any and all intellectual property created, generated or developed by or on behalf of LSO during the Term from the exercise of the Sublicense shall vest in and be owned by LSO.

     4.2 Meiji Licensed Technology. Subject to the LSC/LSO License Agreement, any and all intellectual property created, generated or developed by or on behalf of LSC during the Term from the use of the Meiji Licensed Technology shall vest in and be owned by LSC.

     4.3 Joint Inventions. Any intellectual property arising or resulting from the inventive work by one or more employees of LSC and LSO (and any other Persons) with respect to the Meiji Licensed Technology, as to which the employees would be inventors under the patent laws of the

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United States, shall be jointly owned by the parties (each party having an undivided interest therein), and all of LSC's rights and interests therein shall be subject to the LSC/LSO License Agreement. The laws of the United States with respect to joint ownership of inventions shall be applied in all jurisdictions of the world to the parties' joint ownership interests.

     4.4 Use of Name. Except as provided by this Agreement, neither party shall use the trademark, indicia or name of the other party on any advertising, promotional or labeling of Licensed Product without the written approval of the other party, which approval shall not be unreasonably withheld, conditioned or delayed.

5.   Patent Maintenance, Extension of Patent Term and Enforcement.

     5.1 Prosecution and Maintenance. LSC shall promptly notify LSO of any communications or information it receives regarding the filing, prosecution, issuance and maintenance of the Meiji Patents in the Territory. LSC shall provide LSO copies of all communications, documents and reports it receives from Licensor relating to the Meiji Patents, including all semi-annual reports from Licensor regarding the status of Meiji Patents and copies of all actions, amendments and correspondence with patent offices in countries in the Territory.

     5.2 Extension of Meiji Patent Term. Upon the request of LSO and with LSO's reasonable cooperation, LSC shall request and cause Licensor to execute and file any appropriate application and related documents to extend the term of any Meiji Patent and shall provide reasonable cooperation in connection therewith pursuant to Section 14.2 of the Meiji License Agreement.

     5.3 Infringement of Patents by a Third Party.

          (a) Notice. In the event that any infringement of a Meiji Patent in the Territory by a third party shall come to the attention of LSO or LSC, then such party shall promptly notify the other party and each Additional Licensee of the nature and evidence of such infringement and whether such infringement appears to have occurred in any fields to which the Meiji Patent has been sublicensed to LSO or any Additional Licensee. LSC shall notify LSO and each Additional Licensee within [ * ] days of giving or receiving such infringement notice (including an infringement notice from an Additional Licensee that has been given in accordance with this Section 5.4(a)) whether or not it intends to bring a patent infringement action against the third party and the licensed field (i.e., LSO's and/or any Additional Licensees') in which such infringement appears to have occurred (LSO and/or any Additional Licensees in whose licensed field the infringement has occurred and who are identified by LSC or who have given notice to the other Additional Licensees, LSO and LSC of such infringement in their licensed fields not later than [ * ] days after the date that LSC's notice is due is hereafter referred to as the "Infringement Parties in Interest").

          (b) LSC Action. If LSC gives notice of its intention to bring such an

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infringement action, LSC shall bring such action within the next [ * ], shall diligently pursue such action and shall be entitled to employ counsel and control the course of litigation at its expense; provided, however, that LSO shall be entitled to participate, at its expense, in the action. Any recovery by LSC in such infringement action shall be used to [ * ] in connection with such action (such reimbursement to be pro rata on the basis of such costs and fees). Any remaining amount from the recovery [ * ] shall be divided as follows [ * ] as reasonably determined and allocated by LSC.

          (c) Sublicensee Action. If LSC gives notice of its intention not to bring such an infringement action or fails to give notice as required in Section 5.3(a), the Infringement Parties in Interest may elect to have all future responsibility with respect to bringing such infringement action (and be responsible for all fees and expenses related thereto [ * ] of the Meiji License Agreement; provided, however, if LSO and at least one Additional Licensee are electing Infringement Parties in Interest, LSO shall negotiate in good faith a joint agreement among the electing Infringement Parties in Interest with respect to such infringement action and the sharing of expenses and monetary awards relating thereto. Such joint agreement shall be submitted to review by LSC, which shall have [ * ] from the receipt thereof to accept or reject such agreement. If LSC rejects such agreement, LSC shall proceed with such infringement action as provided in Section 5.3(b). Failure of LSC to reject such agreement within the [ * ] period shall be deemed an acceptance thereof by LSC.

          (d) Dispute Regarding Action. If the electing Infringement Parties in Interest are not able to mutually agree on bringing the infringement action within [ * ] then they shall not be entitled to bring such infringement action; provided, however, if any Infringement Party in Interest requests, the decision of which one (and it shall only be one) of such parties should be entitled to bring and control the infringement action and the allocation of costs and any recoveries shall be submitted expeditiously to an arbitrator selected unanimously by such parties (or failing unanimity, an arbitrator with life sciences patent experience selected by the Regional Vice President of the American Arbitration Associate in Seattle (or his or her designee)). The decision of such arbitrator shall be binding on the parties and such arbitration shall be conducted in Seattle, Washington. The parties shall abide by and perform in accordance with any decision made by the arbitrator. Any judgment confirming such decision may be entered in any court of competent jurisdiction. The expenses of any such arbitration shall be shared equally by the Infringement Parties in Interest electing to participate in the infringement action.

          (e) Cooperation of LSC. In the event LSO undertakes sole or joint responsibility with respect to such patent infringement action, LSC shall cooperate with and assist LSO (and any Additional Licensees, as applicable) and execute all necessary and proper documents and take such actions as shall be appropriate in connection with such infringement action, including joining such action as a party (or allowing the action to be instituted in its name). In the event that LSO decides not to continue such infringement action after initially making such election, LSO shall promptly notify LSC and the other Infringement Parties in Interest who had elected to jointly participate.

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          (f) Cooperation of LSO. LSO shall cooperate with and assist LSC or
Infringement Parties in Interest with regard to any such infringement action and execute all necessary and proper documents and take such actions as shall be appropriate in connection with such infringement action.

     5.4 LSO Election. Notwithstanding the foregoing, LSO shall be entitled to assume LSC's right to enforce any particular Meiji Patent (including bringing any infringement action and retaining any recovery therefrom) and shall bear all costs related thereto, provided that LSO (a) notifies LSC and obtain LSC's written consent to such assumption and (b) notifies each Additional Licensee known to LSO in writing and no Additional Licensee objects to such assumption within [ * ] of receipt of such notice. If any Additional Licensee objects to such assumption, LSO shall discuss in good faith such objections in an attempt to reach a mutually acceptable agreement with any objecting Additional Licensees.

     5.5 Misappropriation of Trade Secret. In the event there has been a misappropriation of a trade secret included in the Meiji Know-How and LSC would have a right to bring an action for misappropriation of the trade secret, such action shall be handled in the same way as, and the parties shall proceed and have the same rights as, set forth in Section 5.3 with respect to infringement of a Meiji Patent, and notices and other rights described in Section 5.3 shall be given to those Additional Licensees who have exclusive sublicense rights to the trade secret and rights with respect to enforcement that are similar to LSO's rights.

     5.6 LSO Election in the Event of LSC Change of Control. In the event of a LSC Change of Control with any person or entity other than an Industry Operating Company occurring prior to an initial public offering of LSC securities to the general public, LSO shall be entitled upon written notice given to LSC and the Additional Licensees within [ * ] days after the closing of such LSC Change of Control (the "Exercise Notice") to assume and exercise any or all of LSC's rights and responsibilities under this Agreement with respect to the enforcement of any of the Meiji Licensed Technology under this Section 5 (unless the exercise of the right to give the Exercise Notice is waived in writing by holders of a majority of the Series A Preferred Stock of LSO). The assumption of rights under this Section 5.6 shall become effective immediately upon receipt of the Exercise Notice by LSC, and LSC shall promptly cooperate with LSO in all respects necessary to give effect to the Exercise Notice in accordance with this Agreement. However, any such election shall not modify the financial arrangements or obligations of the parties under this Agreement or under any Additional LSC Sub License Agreement (e.g., each party and each Additional Licensee shall continue to be obligated financially to the same extent as if LSO had not assumed LSC's rights and responsibilities pursuant to this Section 5.6). If LSO does not elect to assume any such rights or responsibilities within such [ * ]-day period, then the Additional Licensees shall have the right to elect to assume and exercise such rights and responsibilities of LSC in the order of preference agreed upon by LSC and the Additional Licensees by giving written notice to LSC and LSO. If the Additional Licensees elect to assume and exercise such rights and responsibilities, the financial arrangements or obligations of the parties under this Agreement or any Additional LSC Sublicense Agreement shall remain

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unchanged. The failure of LSO to exercise its right to assume and exercise any or all of LSC's rights and responsibilities for the enforcement of any Meiji Licensed Technology under this Section 5.6 shall not affect the License or any of LSO's other rights under this Agreement. LSO shall not be entitled to give an Exercise Notice with respect to any LSC Change of Control occurring after the first such LSC Change of Control following the date of this Agreement. Capitalized terms used in this Section 5.6 and not defined in this Agreement shall have the meaning set forth in the Right of First Refusal and Co-Sale Agreement.

6.   Confidentiality.

     6.1 Confidential Information. Subject to Section 6.2, "Confidential Information" shall mean (a) any proprietary or confidential information or material in tangible form disclosed hereunder that is designated as "Confidential" at the time it is delivered to the receiving party or (b) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within [ * ] days by the disclosing party. The Meiji License Agreement shall be deemed to be Confidential Information of both parties to this Agreement, except to the extent it has become a matter of public knowledge without fault on the part of the party. Each party shall exercise due care (i.e., at least as much care as it affords its own confidential information) to prevent unauthorized disclosure or use of Confidential Information. The obligations of confidentiality and nonuse shall exist for the Term and a period of [ * ] years thereafter.

     6.2 Exclusions. Confidential Information shall not include information that the receiving party can establish, through documentary evidence, to:

          (a) have been known by the receiving party prior to communication by the disclosing party;

          (b) have been a matter of public knowledge at the time of such disclosure by the disclosing party;

          (c) have become a matter of public knowledge, without fault on the part of the receiving party, subsequent to disclosure by the disclosing party to the receiving party; or

          (d) have been disclosed to the receiving party from a third party lawfully having possession of such Confidential Information without an obligation of confidentiality to the disclosing party.

     6.3 Permitted Uses/Disclosures. Notwithstanding the provisions of Section
6.1 above, the receiving party may use or disclose Confidential Information of the disclosing party in connection with the exercise of its rights hereunder (including commercialization and sublicensing) or the fulfillment of its obligations and duties hereunder and in prosecuting or

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defending litigation, complying with applicable U.S. and international governmental regulations (including, without limitation, regulations of the Securities and Exchange Commission and the U.S. Food and Drug Administration) and submitting information to tax or other U.S. and international governmental authorities; provided, however, if the receiving party is required by law to make any public disclosures of Confidential Information of the disclosing party, to the extent it may legally do so, it shall give reasonable advance notice to the disclosing party of such disclosure to enable the disclosing party to interpose an objection to such a requirement and shall use its reasonable efforts to secure confidential treatment of the Confidential Information prior to its disclosure (whether through protective orders or otherwise).

     6.4 Confidentiality of this Agreement. The terms of this Agreement shall be deemed to be Confidential Information of both parties and subject to the provisions of this Section 6, except that either party may disclose the terms of this Agreement to actual or prospective corporate partners and actual or prospective investors and other professional advisors without the prior consent of the other party under appropriate confidentiality provisions.

     6.5 Obligations Under Meiji License Agreement. Notwithstanding the foregoing, the parties' confidentiality and non-use obligations with respect to "Confidential Information" (as defined in the Meiji License Agreement) received from Licensor shall be subject to and governed solely by the terms of Article 18 of the Meiji License Agreement.

7. Representations and Warranties, Disclaimer of Liability; Indemnification; Covenants.

     7.1 Representations and Warranties by LSC. LSC represents and warrants to LSO that:

          (a) it is a corporation duly organized and validly existing under the laws of the State of Washington and has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the right to grant the rights and sublicenses granted herein;

          (b) no consent, approval or authorization of, or declaration or filing with, any Governmental Authority or Person is required on the part of LSC in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby;

          (c) the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of LSC, and this Agreement has been duly executed and delivered by LSC and, subject to the due authorization, execution and delivery by LSO, constitutes a valid and binding obligation of LSC, enforceable against LSC in accordance with its terms, except as may be limited (i) by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally; and (ii) by the effect of rules of law governing the availability of equitable remedies;

          (d) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in any

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violation or breach of any provision of the Articles of Incorporation, by-laws or organizational documents of LSC, (ii) conflict with or violate any applicable Federal or state statutes, judgments, decrees, laws, ordinances, rules, regulations, injunctions and orders applicable to LSC or any of its assets or operations or (iii) result in any violation or breach of, constitute a default under or conflict with the provisions of any agreement to which LSC is a party or by which it or any of its properties or assets is otherwise bound;

          (e) its rights under the Meiji License Agreement, including its rights to the Meiji Licensed Technology, are free and clear of all Liens;

          (f) it has not previously granted and will not grant any rights or sublicenses with respect to the Meiji Licensed Technology in the Field of Use or in conflict with the rights and sublicenses granted herein;

          (g) to the knowledge of LSC, none of the Meiji Licensed Technology infringes or conflicts with, and LSC has not received any notice of infringement of, or conflict with, any sublicense, patent, copyright or other intellectual property right of any other Person and, to the knowledge of LSC, there is no infringement or unauthorized use by any Person of any of the Meiji Licensed Technology;

          (h) to the knowledge of LSC, the validity or enforceability of any of the Meiji Licensed Technology and the title of Licensor thereto has not been questioned in any litigation, governmental inquiry or proceeding to which LSC is a party and, to the knowledge of LSC, no such litigation, governmental inquiry or proceeding is threatened;

          (i) as of the Effective Date, except for the Meiji Patents and the patents and patent applications licensed to LSO pursuant to the LSC/LSO License Agreement, LSC does not control any patent or patent application claiming or disclosing inventions relating to or useful in the Field of Use;

          (j) to the knowledge of LSC, the patents and patent applications set forth in Appendice A constitute all of the Meiji Patents, are owned by Licensor and are not subject to an ownership interest or a claim of an ownership interest therein by a third party;

          (k) to the knowledge of LSC, the practice and use of the Meiji Licensed Technology within the Field of Use will not infringe any intellectual property right of a third party;

          (l) LSC has taken all reasonable actions necessary or appropriate to preserve the confidentiality of all trade secrets and proprietary or confidential information or material related to the Meiji Licensed Technology;

          (m) as of the Effective Date, the Additional LSC Subs are [NONE] and there are no other Additional Licensees;

          (n) No event or omission has occurred with respect to the Meiji License Agreement which (by the giving of notice of the passing of time or both) would (i) constitute a material breach or default by LSC or, to the knowledge of LSC, Licensor, (ii) permit termination by LSC or, to the knowledge of LSC, Licensor or (iii) result in LSC's loss of exclusivity under the Meiji License Agreement;

          (o) LSC has delivered a true and complete copy of the Meiji License Agreement to LSO; and

          (p) The Meiji License Agreement is in full force and effect and none of its terms have been amended, modified or waived.

     7.2 Indemnification of LSC. Other than as provided in Section 7.3, in no event shall LSC be liable for any use by LSO of the Meiji Licensed Technology or any loss, claim, damage or liability of any kind or nature, which may arise from or in connection with acts by LSO under this Agreement or the use of the Meiji Licensed Technology by LSO. LSO shall indemnify, defend and hold harmless LSC, including its directors, officers, employees, and agents, against any and all Damages resulting from or arising out of (a) the breach of any representation or warranty made by LSO in this Agreement, (b) any breach or violation of, or failure to properly perform, any covenant or agreement made by LSO in this Agreement or (c) the possession, manufacture, use, sale or other disposition of Licensed Products by LSO or its sublicensees, whether based on breach of warranty, negligence, product liability or otherwise, except to the extent such Damages result from a breach by LSC of any representation, warranty, covenant or agreement of LSC or the gross negligence or willful misconduct of LSC.

     7.3 Indemnification of LSO. LSC shall indemnify, defend and hold LSO and its respective directors, officers, employees and agents harmless from and against any and all Damages resulting from or arising out of (a) the breach of any representation or warranty made by LSC in this Agreement or (b) any breach or violation of, or failure to properly perform, any covenant or agreement made by LSC in this Agreement, except to the extent such Damages result from the gross negligence or willful misconduct of LSO.

     7.4 DISCLAIMER OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER LSC, THE ADDITIONAL LSC SUBS NOR LSO WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

     7.5 DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER LSO NOR LSC MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     7.6 ESSENTIAL TERMS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS UNDER THIS AGREEMENT THAT LIMIT LIABILITY, DISCLAIM WARRANTIES, OR EXCLUDE CONSEQUENTIAL DAMAGES OR OTHER DAMAGES OR REMEDIES ARE ESSENTIAL TERMS OF THIS AGREEMENT THAT ARE

FUNDAMENTAL TO THE PARTIES' UNDERSTANDING REGARDING ALLOCATION OF RISK. ACCORDINGLY, SUCH PROVISIONS SHALL BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISIONS AND SHALL BE ENFORCED AS SUCH, REGARDLESS OF ANY BREACH OR OTHER OCCURRENCE HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL LIMITATIONS OF LIABILITY, DISCLAIMERS OF WARRANTIES, AND EXCLUSIONS OF CONSEQUENTIAL DAMAGES OR OTHER DAMAGES OR REMEDIES SHALL REMAIN FULLY VALID, EFFECTIVE AND ENFORCEABLE IN ACCORDANCE WITH THEIR RESPECTIVE TERMS, EVEN UNDER CIRCUMSTANCES THAT CAUSE ANY EXCLUSIVE REMEDY UNDER THIS AGREEMENT TO FAIL OF ITS ESSENTIAL PURPOSE.

     7.7 Sublicenses With Additional LSC Subs. LSC represents and warrants that
(i) the sublicense agreement entered into, and to be entered into, by LSC and each Additional LSC Sub (the "Additional LSC Sub License Agreements") is and shall be in a form substantially identical to this Agreement (other than changes to the name of each Additional LSC Sub and the applicable field of use); (ii) no Additional Licensee (including all Additional LSC Subs) has been granted or shall be granted any rights with respect to Meiji Licensed Technology that are more beneficial, taken as a whole (without regard to field of use), to such licensee in comparison to the rights of LSO hereunder, unless LSO is granted, in writing, identical beneficial rights (and related obligations) at the same time of such other grant, which it may accept or reject with respect to its Field of Use or, in the case of a nonexclusive grant, with respect to the field of use of the grant and/or its Field of Use; and (iii) Section 5.6 of any sublicense agreement for the Meiji Licensed Technology between LSC and a subsequent Additional Licensee shall be adjusted to reflect that LSO has the first right, but not the obligation, to assume all of LSC's rights and responsibilities with respect to the enforcement of the Meiji Licensed Technology under Section 5 of this Agreement in the event of a change of control of LSC as described in
Section 5.6 of this Agreement.

     7.8 Identification of Additional Licensees. LSC shall promptly notify LSO of the name and address of each Additional Licensee (including each Additional LSC Sub) and its field of use and the scope of its rights and obligations in comparison to this Agreement.

8.   Term and Termination of Agreement; Dissolution of LSO; Event of Default.

     8.1 Term. This Agreement will commence on the Effective Date and, unless earlier terminated in accordance with this Section 8, will remain in full force and effect in accordance with and during the term of the Meiji License Agreement (the "Term"). Upon expiration of this Agreement (on a country-by-country basis as provided in the Meiji License Agreement), LSO shall have a fully paid-up, irrevocable exclusive license with the right to sublicense, to make, have made, developed, used, distributed, offer for sale, sell, import and export Licensed Products in a given country for a given indication for which royalty obligations under Section 5.3 of the Meiji License Agreement have expired.

     8.2 Insolvency. In the event of (a) the voluntary or involuntary proceedings by or against LSO are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for LSO, or proceedings are instituted by or against LSO for corporate reorganization or the dissolution or liquidation of LSO under Title 11 of the United States Code (the "Bankruptcy Code"), which proceedings, if involuntary, shall not have been dismissed within ninety (90) days after the date of filing, or if LSO makes an assignment for the benefit of creditors, or substantially all of the assets of LSO are seized or attached and not released within ninety (90) days thereafter, or LSO has rejected this Agreement (or any sublicense grant contained herein) under Section 365(n) of the Bankruptcy Code, or (b) the voluntary liquidation, dissolution, winding up or cessation of business by LSO, then in such case and at such time this Agreement shall terminate and, notwithstanding the language in Section 2 regarding the perpetual nature of the Sublicense, the Sublicense shall terminate.

     8.3 LSC Default.

          (a) Event of Default. The following events shall be defined as an "LSC Event of Default": (i) breach of this Agreement by LSC which remains uncured (if curable) for thirty (30) days following notice of such breach by LSO, (ii) voluntary or involuntary proceedings by or against LSC are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for LSC, or proceedings are instituted by or against LSC for corporate reorganization or the dissolution or liquidation of LSC under the Bankruptcy Code, which proceedings, if involuntary, shall not have been dismissed within ninety (90) days after the date of filing, or if LSC makes an assignment for the benefit of creditors, or substantially all of the assets of LSC are seized or attached and not released within ninety (90) days thereafter, or LSC has rejected this Agreement (or any sublicense grant contained herein) under Section 365(n) of the Bankruptcy Code, (iii) the voluntary liquidation, dissolution, winding up or cessation of business by LSC or (iv) the occurrence of an event of default under the terms of any Additional LSC Sub License Agreement or any other sublicense agreement between LSC and any Additional Licensee giving rise to rights upon such event of default substantially similar to the rights of LSO under Section 8.3(b) hereof.

          (b) Meiji Patents. In the event of an LSC Event of Default and notwithstanding Section 5 hereof (i) LSC shall immediately notify LSO and each Additional Licensee and (ii) LSO and any Additional Licensees shall have the right to jointly agree with respect to all future enforcement of the Meiji Patents (with the agreement of LSO and any Additional Licensee having an enforcement right to any particular Meiji Patent being required for any such joint agreement with respect to the particular Meiji Patent). In the event LSO and the Additional Licensees thereof do not jointly agree with respect to all future enforcement of particular Meiji Patents, any enforcement thereof shall be in accordance with Section 5.

          (c) Irrevocable License. In addition, in the event of an LSC Event of Default, the Sublicense granted in Section 2 shall become irrevocable, fully paid-up and non-royalty bearing.

          (d) 365(n). All rights and sublicenses granted under or pursuant to this Agreement by LSC to LSO are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, sublicenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. LSO, as a sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against

LSC under the Bankruptcy Code that is not dismissed within ninety (90) days after it is filed, LSO shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to LSO (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by LSO, unless LSC elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of LSC, upon written request therefor by LSO.

     8.4 Voluntary Termination. LSO shall have the right to terminate this Agreement (including the Sublicense) or any portion of the Sublicense, notwithstanding any language in Section 2 to the contrary, upon sixty (60) days prior written notice to LSC. In the event the LSC/LSO License Agreement is terminated, either party shall have the right, exercisable during the next twelve (12) months, to terminate this Agreement (including the Sublicense), notwithstanding any language in Section 2 to the contrary, upon thirty (30) days prior written notice to the other party.

     8.5 Effect of Termination.

          (a) Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release either party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

          (b) Return of Confidential Information. Upon termination of this Agreement pursuant to Section 8.2 or 8.4, each party shall promptly return to the other party all Confidential Information of the other party.

          (c) Sublicenses. In the event this Agreement is terminated pursuant to
Section 8.2, any sublicensee of LSO who is not then in material breach shall have its sublicense converted to a direct sublicense from LSC under the terms and conditions of this Agreement, as further limited and restricted by the terms of the original sublicense as then in effect.

     8.6 Survival. Subject to the provisions of this Section 8, Sections 1, 2, 4, 6, 7 (other than 7.1), 8 and 11 shall survive the expiration or termination of this Agreement for any reason.

9.   Diligence.

     LSO shall use commercially reasonable diligence to develop, obtain Regulatory Approval of, and commercialize a Product (and/or, in LSO's discretion, a Product as part of a Kit) for the Field of Use pursuant to Article 6 of the Meiji License Agreement.

10.  Disclosures of Meiji Licensed Technology.

     During the Term, LSC shall promptly disclose to LSO all new Meiji Licensed Technology (including improvements and inventions by Licensor to the Compound or Product developed by Licensor) that has been disclosed to LSC and, upon reasonable request, shall cause Licensor to disclose to LSC and LSO new Meiji Licensed Technology. Such disclosure to LSO shall be in writing and shall describe such inventions, discoveries and know-how and any application to the Field of Use known to LSC.

11.  General Provisions.

     11.1 Assignment. This Agreement shall be assignable by either party hereto so long as such assignee agrees in writing to be bound by the terms and conditions of this Agreement; provided that an assignment by LSC shall be conditioned upon receipt by LSO of satisfactory evidence of the sale, assignment or transfer to the same assignee of the LSC Licensed Technology (as defined in the LSC/LSO License Agreement) and LSC's rights and obligations under the Meiji License Agreement.

     11.2 Government Approvals. LSO shall be responsible for obtaining all necessary governmental approvals for the development, testing, production, distribution, sale and use of Licensed Products, as applicable, in any country where Licensed Products shall be manufactured, used, sold, or otherwise distributed by LSO. LSC shall provide LSO, at LSO's expense, with any assistance reasonably requested by LSO in obtaining such governmental approvals.

     11.3 Governing Law; Arbitration. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington, without reference to conflicts of laws principles. Except as specifically set forth in Section 5.3(d), prior to engaging in any formal dispute resolution with respect to any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof (each, a "Dispute"), the respective appropriate officers of the parties shall attempt for a period not less than [ * ] days to resolve such Dispute. Any Dispute that cannot be settled amicably by agreement of the parties pursuant to the preceding sentence shall be finally settled by arbitration in Seattle, Washington in accordance with the arbitration rules of the American Arbitration Association then in force by one or more arbitrators appointed in accordance with said rules, provided that the appointed arbitrator(s) shall have appropriate experience in the biotechnology industry; provided, however, that arbitration proceeding may not be instituted until the party alleging breach of this Agreement by the other party has given the other party not less than [ * ] days notice to remedy any alleged breach and the other party has failed to do so. The award rendered shall be final and binding upon both parties. The judgment rendered by the arbitrator(s) shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for any expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the Dispute as necessary to protect either party's name,

----------
[ * ] Confidential Treatment Requested
proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement as the case may be.

     11.4 Severability. This Agreement is intended to be severable. Should any part or provision of this Agreement be found to be unenforceable or invalid for any reason, the remaining parts and provisions will remain in effect; provided, however, that in the event of an LSC bankruptcy proceeding, this Agreement must either be assumed or rejected in its entirety in accordance with Section 365 of the Bankruptcy Code.

     11.5 Entire Agreement. This Agreement constitutes the entire understanding of LSC and LSO with respect to the subject matter hereof and supersedes all prior agreements and understandings. This Agreement may be modified only with the written agreement of both parties.

     11.6 Force Majeure. If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

     11.7 Waiver. No waiver of any rights shall be effective unless expressly consented to in writing by the party to be charged and the waiver of any breach of default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

     11.8 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, by fax (receipt confirmed), or by registered or certified mail, return receipt requested and postage prepaid or sent by express courier service (receipt verified), to the parties at the following addresses (or at such other addresses for a party as will be specified by the like notice; provided, that notices of a change of address will be effective only upon receipt thereof):

          If to LSC, addressed to:

               Light Sciences Corporation
               34931 SE Douglas Street, Suite 200
               Snoqualmie, WA 98065
               Attn: President
               Telephone No.: (425) 369-2800
               Telecopy No.: (425) 369-2845

               Copy to: ______________________________________
               _______________________________________________
               _______________________________________________
               Attn: _________________________________________

          If to LSO, addressed to:

               Light Sciences Oncology, Inc.
               34931 SE Douglas Street, Suite 200
               Snoqualmie, WA 98065
               Attn:  President
               Telephone No.: (425) 369-2800
               Telecopy No.: (425) 369-2845

               Copy to:_______________________________________
               _______________________________________________
               _______________________________________________
               Attn: _________________________________________

All such notices and communications shall be deemed effective when received.

     11.9 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

                            [Signature Pages Follow]

THIS AGREEMENT IS ACCEPTED AND AGREED TO IN ITS ENTIRETY BY AUTHORIZED REPRESENTATIVES OF:

"LSC"                                   "LSO"

LIGHT SCIENCES CORPORATION              LIGHT SCIENCES ONCOLOGY, INC.


/s/ Albert A. Luderer                   /s/ M.J. Winship
-------------------------------------   ----------------------------------------
Signature                               Signature

Albert A. Luderer                       M.J. Winship
Name                                    Name

CEO                                     COO
Title                                   Title

------------------------------------   -----------------------------------------
Date                                    Date

                                   APPENDIX A

  LSC DOCKET                             PATENT      FILING      ISSUE
     NO.         STATUS     APPL. NO.      NO.        DATE        DATE                                TITLE
---------------  -------  ------------  ---------  ----------  ----------  --------------------------------------------------------
  MEIJI0001-CA   Granted     487040      1262862   7/18/1985   11/14/1989  Tetrapyrrole Therapeutic Agents
MEIJI0001CIP-CA  Granted     487041      1264740   7/18/1985    1/23/1990  Tetrapyrrole Therapeutic Agents
  MEIJI0002-AU   Granted    56889-86     583373    4/30/1986    8/18/1989  Tetrapyrrole Polyaminomonocarboxylic Acid Therapeutic
                                                                           Agents
  MEIJI0002-CA   Granted     507943      1314042   4/30/1986    3/2/1993   Tetrapyrrole Polyaminomonocarboxylic Acid Therapeutic
                                                                           Agents
  MEIJI0002-DK   Granted    1973-86      168512    4/30/1986    1/26/1987  Tetrapyrrole Polyaminomonocarboxylic Acid Therapeutic
                                                                           Agents
  MEIJI0002-EP   Granted    86105955     213272    4/30/1986   12/11/1990  Tetrapyrrole Polyaminomonocarboxylic Acid Therapeutic
                                                                           Agents
  MEIJI0002-NO   Granted     861722      169292    4/30/1986    6/3/1992   Tetrapyrrole Polyaminomonocarboxylic Acid Therapeutic
                                                                           Agents
   MEIJI0003     Granted   07/351770    5,066,274  5/12/1989   11/19/1991  Tetrapyrrole Therapeutic Agents
  MEIJI0003-AU   Granted    56891-86     589957    4/30/1986    2/22/1990  Tetrapyrrole Therapeutic Agents
  MEIJI0003-CA   Granted     507944      1291710   4/30/1986    11/5/1991  Tetrapyrrole Therapeutic Agents
  MEIJI0003-DK   Granted    1972-86      168690    4/30/1986    1/23/1987  Tetrapyrrole Therapeutic Agents
  MEIJI0003-EP   Granted    86105954     210351    4/30/1986    2/4/1987   Tetrapyrrole Therapeutic Agents
  MEIJI0003-NO   Granted     861724      173319    4/30/1986    12/1/1993  Tetrapyrrole Therapeutic Agents
  MEIJI0004-AU   Granted    56890-86     589,176   4/30/1986    1/29/1990  Tetrapyrrole Therapeutic Agents
  MEIJI0004-CA   Granted     507945      1290753   4/30/1986   10/15/1991  Tetrapyrrole Therapeutic Agents
  MEIJI0004-DK   Granted    1971-86      168296    4/30/1986    1/26/1987  Tetrapyrrole Therapeutic Agents
  MEIJI0004-EP   Granted    86105953     200218    4/30/1986    5/11/1986  Tetrapyrrole Therapeutic Agents
  MEIJI0004-NO   Granted     861723      169293    4/30/1986    4/7/1987   Tetrapyrrole Therapeutic Agents
   MEIJI0005     Granted   07/137750    5,004,811  12/24/1987   4/2/1991   Novel Tetrapyrrole Aminocarboxylic Acids
  MEIJI0005-AU   Granted    27687/89     618054     1/3/1989    4/13/1992  Novel Tetrepyrrole Aminocarboxlic Acids
  MEIJI0005-CA   Granted     586634      1340023   12/21/1988   9/1/1998   Novel Tetrepyrrole Aminocarboxlic Acids
  MEIJI0005-EP   Granted    88121593     322795    12/23/1988   7/5/1989   Novel Tetrepyrrole Aminocarboxlic Acids
   MEIJI0006     Granted   07/441303    4,997,639  11/27/1989   5/5/1991   Method for Detecting Cholesterol Deposited in Bodies of
                                                                           Mammals
   MEIJI0007     Granted   07/875367    5,308,861  4/29/1992    5/3/1994   Therapeutic Agent for Treating Atherosclerosis of
                                                                           Mammals
   MEIJI0008     Granted   08/229940    5,430,051  4/19/1994    7/4/1995   Treatment of Arthritis Using Derivatives of Porphorins
 MEIJI0008-DIV   Granted     353882     5,567,409  12/12/1994  10/22/1996  Method and Medical Agent for Diagnosis of Arthritis
  MEIJI0008-CA   Granted    2121716      1401280   4/20/1994    9/30/1994  Method and Medical Agent for Diagnosis and/or Therapy of
                                                                           Arthritis
  MEIJI0008-CN   Granted   94104956.5     76506    4/21/1996   11/14/2001  Method and Medical Agent for Diagnosis and/or Therapy of
                                                                           Arthritis
  MEIJI0008-EP   Granted    94106083     629409    4/19/1994   12/21/1994  Tetrapyrrole Carboxylic Acid Derivatives for Diagnosis
                                                                           and/or Therapy of Arthritis
  MEIJI0008-KR   Granted    94-8364      94-8364   4/20/1994   10/28/1999  Method and Medical Agent for Diagnosis and/or Therapy of
                                                                           Arthritis

  LSC DOCKET                             PATENT      FILING      ISSUE
     NO.         STATUS     APPL. NO.      NO.        DATE        DATE                                TITLE
---------------  -------  ------------  ---------  ----------  ----------  --------------------------------------------------------
  MEIJI0008-PH   Granted    1-1994-      1-1994-   10/18/1994   2/22/2002  Method and Medical Agent for Diagnosis and/or Therapy of
                             49204        49204                            Arthritis
  MEIJI0008-TW   Granted   83-106082     259706     7/4/1994   10/11/1995  Method and Medical Agent for Diagnosis and/or Therapy of
                                                                           Arthritis
  MEIJI0009-RE   Granted   09/301320    RE37,180   4/29/1999    5/15/2001  Photochemotherapeutical Obstruction of newly-formed
                                                                           Blood Vessels
  MEIJI0010-US   Granted   09/297,810   6,350,772  10/17/1997   2/25/2002  Treatment of Autoimmune Diseases by Photochemotherapy
 MEIJI0010-CON   Granted   10/056,410   6,653,337  1/23/2002   11/25/2003  Therapy of Auto-Immune Disease by a
                                                                           Photochemotherapeutical Method
  MEIJI0010-CA   Pending   2,270,558               10/17/1997              Treatment of Autoimmune Diseases by Photochemotherapy
  MEIJI0012-US   Granted   09/743,448   6,413,495  7/12/1999    7/2/2002   X-Ray-Intercepting Metal Complexes Of Chlorin
                                                                           Derivatives original title: Novel X-Ray Intercepting
                                                                           Metal Complexes of
  MEIJI0012-AU   Granted    46510/99     748,625   7/12/1999    9/26/2002  Novel X-Ray Intercepting Metal Complexes of Chlorin
                                                                           Derivatives
  MEIJI0012-CA   Pending   2,336,582               7/12/1999               Novel X-Ray Intercepting Metal Complexes of Chlorin
                                                                           Derivatives
  MEIJI0012-EP   Granted   99929792.2    1097935   7/12/1999    12/3/2003  X-Ray-Intercepting Metal Complexes Of Chlorin
                                                                           Derivatives original title: Novel X-Ray Intercepting
                                                                           Metal Complexes of
  MEIJI0013-US   Pending   10/203,402              2/17/2000               Photodynamic Therapy for Selective Occlusion of
                                                                           Neovascular Vessel in Ocular Fundus Tissue
  MEIJI0013-EP   Pending   00904008.0              2/17/2000               Photodynamic Therapy for Selective Occlusion of
                                                                           Neovascular Vessel in Ocular Fundus Tissue
  MEIJI0014-US   Pending   09/913,402               4/3/2000               Inhibitors for Vascular Reconstriction After Angioplasty
  MEIJI0014-EP   Pending   00913083.2               4/3/2000               Inhibitors for Vascular Reconstriction After Angioplasty
  MEIJI0016-RE   Pending   10/262880               10/3/2002               Medicine For Clogging Blood Vessels of Eye Fundus
                           (reissue
                          application
                              of
                           6,128,524)
  MEIJI0016-EP   Pending   97250041.7              2/21/1997               Medicine For Clogging Blood Vessels of Eye Fundus

                                      -2-